`

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

February 8, 2022

Research Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other Jurisdiction of Incorporation)

1-39256	11-3797644
(Commission File Number)	(IRS Employer Identification No.)

N/A

(Address of Principal Executive Offices and zip code)

(310) 477-0354

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	RSSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 8, 2022, pursuant to the authority granted under the Registrant’s Amended and Restated Bylaws, the Registrant’s Board of Directors (“Board”) increased the number of directors constituting the Board to six, and appointed Barbara J. Cooperman to fill the vacant seat on the Board.

Ms. Cooperman has more than 20 years’ experience on corporate and non-profit boards. She currently sits on the boards of multiple technology-centered companies as well as the Girl Scouts of Greater New York. Prior to her most recent professional roles as Chief Marketing Officer at Kroll, Inc. and The College Board, Ms. Cooperman worked for 12 years at Reed Elsevier, where she served as the Global Chief Marketing Officer for LexisNexis and Elsevier. Ms. Cooperman’s extensive marketing experience as well as her deep knowledge of the scientific, medical and technical article publishing industry make her a valuable addition to the Board.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

	Exhibit Number	Description

	99.1	Press Release issued February 14, 2022 entitled “Research Solutions Appoints Barbara J. Cooperman to its Board of Directors”.
	104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH SOLUTIONS, INC.

Date: February 14, 2022	By:	/s/ William Nurthen
William Nurthen
Chief Financial Officer & Secretary